Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Elizabeth A. Pagliarini, the Company’s Chief Executive Officer, and Sharyn I. Grant, the Company’s Chief Financial Officer, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge, the Quarterly Report of Summit Healthcare REIT, Inc. on Form 10-Q for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Summit Healthcare REIT, Inc.

/s/ Elizabeth A. Pagliarini
Date: August 12, 2026	Elizabeth A. Pagliarini
Chief Executive Officer
(Principal Executive Officer)

/s/ Sharyn I. Grant
Date: August 12, 2026	Sharyn I. Grant
Chief Financial Officer
(Principal Financial Officer)